UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Healthier Choices Management Corp. (the “Company”) has the established the record date and distribution date for the distribution of common shares of Healthy Choice Wellness Corp. (“HCWC”) to the holders of the Company’s common stock in connection with the previously announced spin-off (the “Spin-Off”) of all of the Class A and Class B common stock of HCWC. The Company has declared September 9, 2024 as the record date for the Spin-Off and September 12, 2024 as the distribution date for the Spin-Off.

The dates set forth above may be delayed subject to satisfaction or waiver of the conditions to the Spin-Off. The Spin-Off will be accomplished via a pro rata dividend of 1 share of our HCWC Class A common stock and 3 shares of our Class B common stock for every 208,632 shares of HCMC common stock owned on the record date. No fractional shares will be issued. No action is required by the Company stockholders in order to receive the HCWC common stock in the Spin-Off.

The HCWC Class A common stock is expected to be listed on the NYSE American under the symbol “HCWC” as of September 13, 2024.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: September 11, 2024	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer